    As filed with the Securities and Exchange Commission on January 20, 1995

                                                       Registration No. 33-_____

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

             Tennessee                                    62-0799975
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification Number)


                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           FIRST AMERICAN CORPORATION
                   FIRST INCENTIVE REWARD SAVINGS THRIFT PLAN
                              (Full Title of Plan)


                            MARTIN E. SIMMONS, ESQ.
               EXECUTIVE VICE PRESIDENT-ADMINISTRATION, SECRETARY
                              AND GENERAL COUNSEL
                           FIRST AMERICAN CORPORATION
                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0606
                                 (615) 748-2049

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


===========================================================================================================
   Title of Securities     Amount to be            Proposed              Proposed              Amount of
  to be                     Registered             Maximum               Maximum              Registration
  Registered (1)                                   Offering              Aggregate                Fee
                                                  Price Unit (2)      Offering Price (2)
- -----------------------------------------------------------------------------------------------------------
  Common Stock, par      1,000,000 shares           $29.00             $290,000,000           $10,000.00
  value $5 share
===========================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on January 18, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by First American Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

         (2) The Plan's Annual Report on Form 11-K for the year ended December 31, 1993.

         (3) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

         (4) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated April 24, 1972, as amended January 31, 1983, November 29, 1985 and May 13, 1986, filed by the Company to register such securities under the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies and supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby has been passed upon by Martin E. Simmons, Executive Vice President, General Counsel and Secretary of the Company. At the time of his opinion, Mr. Simmons was the beneficial owner of 20,620 shares of Common Stock (including shares of Common Stock which may be acquired upon the exercise of currently outstanding stock options).

         The consolidated balance sheets of First American Corporation and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated income statements, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, incorporated by reference in the Corporation's 1993 Annual Report on Form 10-K and incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to the Company's adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postemployment Bendfits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.

        With respect to the unaudited interim financial information for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for reviews of such information. However, their separate reports included in First American's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

        The statements of net assets available for benefits of First American Corporation First Incentive Reward Savings Thrift Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in an official capacity, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceedings charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The registrant's Restated Charter, as amended, provides that to the fullest extent permitted by law no director shall be personally liable to the registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this charter provision relieves the registrant's directors from personal liability to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (i) any breach of the director's duty of loyalty, (ii) acts or omissions to in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. Additionally, the registrant's Restated Charter provides that indemnification for directors, officers, employees and agents of the registrant may be provided either directly or through the purchase of insurance, by the registrant from time to time to the fullest extent and in the manner permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                                             Description
- ------                                             -----------
4        --      First American Corporation First Incentive Reward Savings Thrift Plan, as amended included herewith.

5(a)     --      Opinion of Counsel, including Counsel's consent concerning the securities registered hereunder.

5(b)     --      The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal
                 Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

15       --      Letter of KPMG Peat Marwick LLP, independent auditors, regarding unaudited interim financial information.

23.1     --      Consent of KPMG Peat Marwick LLP, independent auditors.

23.2     --      Consent of Martin E. Simmons (included as part of Exhibit 5).


ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                 provided, however, that subparagraphs (i) and (ii) above, do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 19, 1995.

                                  FIRST AMERICAN CORPORATION
                                  (Registrant)

                                  By:    /s/   DENNIS C. BOTTORFF
                                     ---------------------------------
                                         Dennis C. Bottorff
                                         President, Chairman and Chief
                                         Executive Officer

                                  FIRST AMERICAN CORPORATION FIRST
                                  INCENTIVE REWARD SAVINGS THRIFT PLAN
                                  BY:  FIRST AMERICAN TRUST COMPANY, N.A.,
                                       TRUSTEE

                                  By:    /s/ Barbara Shoulders
                                     ---------------------------------
                                         Barbara Shoulders
                                         Assistant Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    /s/ Dennis C. Bottorff                 President, Chairman and Chief                 January 19, 1995
- ----------------------------------         Executive Officer and Director
        Dennis C. Bottorff


     /s/ Dale W. Polley                    Vice Chairman, and                            January 19, 1995
- ----------------------------------         Principal Financial Officer and Director
         Dale W. Polley


   /s/ Marvin J. Vannatta                  Senior Vice President and                     January 19, 1995
- ----------------------------------         Treasurer (Principal Accounting Officer)
       Marvin J. Vannatta


   /s/ Samuel E. Beall, III                Director                                      January 19, 1995
- ----------------------------------
       Samuel E. Beall, III


                                           Director                                      January   , 1995
- ----------------------------------
       Earnest W. Deavenport, Jr.


    /s/ Reginald D. Dickson                Director                                      January 19, 1995
- ----------------------------------
        Reginald D. Dickson


   /s/ T. Scott Fillebrown, Jr.            Director                                      January 19, 1995
- -----------------------------------
       T. Scott Fillebrown, Jr.

    /s/ James A. Haslam                    Director                                     January 19, 1995
- -----------------------------------
        James A. Haslam


    /s/ Martha R. Ingram                   Director                                     January 19, 1995
- -----------------------------------
        Martha R. Ingram


   /s/ Walter G. Knestrick                 Director                                     January 19, 1995
- -----------------------------------
       Walter G. Knestrick


   /s/ Gene C. Koonce                      Director                                     January 19, 1995
- ------------------------------------
       Gene C. Koonce


    /s/ James R. Martin                    Director                                     January 19, 1995
- -------------------------------------
        James R. Martin


    /s/ Robert A. McCabe, Jr.              Director                                     January 19, 1995
- -------------------------------------
        Robert A. McCabe, Jr.


    /s/ William O. McCoy                  Director                                      January 19, 1995
- -------------------------------------
        William O. McCoy


     /s/ Roscoe R. Robinson                Director                                     January 19, 1995
- -------------------------------------
         Roscoe R. Robinson


      /s/ James F. Smith, Jr.              Director                                     January 19, 1995
- -------------------------------------
          James F. Smith, Jr.


      /s/ Cal Turner, Jr.                  Director                                     January 19, 1995
- -------------------------------------
          Cal Turner, Jr.


                                           Director                                     January   , 1995
- -------------------------------------
         Ted H. Welch


     /s/ David K. Wilson                   Director                                     January 19, 1995
- -------------------------------------
         David K. Wilson


     /s/ Toby S. Wilt                     Director                                      January 19, 1995
- --------------------------------------
         Toby S. Wilt


    /s/ William S. Wire, II                Director                                     January 19, 1995
- -------------------------------------
        William S. Wire, II

                                 EXHIBIT INDEX

INDEX
NUMBER          DESCRIPTION
- ------          -----------
4                Restated and Amended First American Corporation First Incentive Reward Savings Thrift Plan.

5                Opinion of Counsel, including Counsel's consent, concerning securities registered hereunder.

15               Letter of KPMG Peat Marwick LLP, independent auditors, regarding Unaudited Interim Financial Information.

23.1             Consent of KPMG Peat Marwick LLP, independent auditors.

23.2             Consent of Martin E. Simmons (included as part of Exhibit 5).